AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Amendment No. 2, dated as of June 8, 2010 (the “Amendment”), between Chindex International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of June 7, 2007;

WHEREAS, the Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement, dated as of November 4, 2007 (the aforesaid Rights Agreement, as so amended, the “Rights Agreement”);

WHEREAS, the Company intends to enter into a certain Stock Purchase Agreement with Fosun Industrial Co., Limited (the “Investor”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd (the “Warrantor”) and a certain Stockholder Agreement with the Investor and the Warrantor (the foregoing agreements, the “Securities Agreements”); and

WHEREAS, the Company desires to further amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment in accordance with Section 28 of the Rights Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1.           Amendment to Definition of Acquiring Person. Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, neither the Investor nor any of its Affiliates or Associates shall be, or shall be deemed to be, an Acquiring Person solely by virtue of (x) the execution and delivery of the Securities Agreements or any agreements, arrangements or understandings entered into by the Company or the Investor as expressly contemplated by the Securities Agreements if such agreements, arrangements or understandings are in accordance with the terms and conditions of the respective Securities Agreements or (y) the consummation of the transactions contemplated by the Securities Agreements upon the terms and conditions of the respective Securities Agreements (each of the events set forth in the foregoing clauses (x) and (y), an “Additional Exempt Event”).

2.           New Definitions.  Section 1 of the Rights Agreement is hereby amended to add the following defined terms at the end thereof:

(hh)           “Additional Exempt Event” shall have the meaning set forth in Section 1(a) hereof.

(ii)           “Securities Agreements” shall mean (i) the Stock Purchase Agreement, dated as of June 14, 2010, by and between the Company and the Investor and (ii) the Stockholder Agreement, dated as of such date, by and between the Company and the Investor, each as it may be amended or supplemented from time to time.

3.           Amendment to Section 13(a).  The last sentence of Section 13(a) of the Rights Agreement is hereby amended and restated to read as follows:

Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 13 and Section 14 hereof shall not apply to any Exempt Event or Additional Exempt Event.

4.           Amendment to Section 31.  The last sentence of Section 31 of the Rights Agreement is hereby amended and restated to read as follows:

Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any Exempt Event or Additional Exempt Event.

5.           Directions to Rights Agent; Officer’s Certificate.  The Company hereby directs the Rights Agent, in accordance with the terms of Section 28 of the Rights Agreement, to execute this Amendment in its capacity as Rights Agent.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company that (a) he holds the office set forth under his name on the signature page hereto and (b) this Amendment is in compliance with Section 28 of the Rights Agreement.

6.           Miscellaneous.  The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.  In accordance with the resolutions adopted by the Company’s Board of Directors, this Amendment is effective as of the time at which such resolutions were so adopted.  Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument, it being understood that counterparts may be delivered by facsimile or ..pdf.  Headings of the several Sections of the Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Roberta Lipson
	Name:	Roberta Lipson
	Title:	Chief Executive Officer and President

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	General Counsel